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Exhibit 14.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-84476), Form S-8 (333-60704), Form S-8 (333-49982) and Form S-8 (333-113139) pertaining to the Employee Share Option Plans of Camtek Ltd. of our report dated February 18, 2004 (except for note 17 as to which the date is March 31,2004) with respect to the consolidated financial statements of Camtek Ltd. as of December 31, 2003 and for the year then ended, included in its annual report on Form 20-F for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ BRIGHTMAN ALMAGOR & CO. Brightman Almagor & Co. Certified Public Accountants A member firm of Deloitte Touche Tohmatsu	/s/ GOLDSTEIN SABO TEVET Goldstein Sabo Tevet Certified Public Accountants (Isr.)
Tel Aviv, Israel June 25, 2004

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  Exhibit 14.2
INDEPENDENT AUDITORS' CONSENT